Exhibit 99.2

Press Release	Source: Blue Holdings, Inc.

Blue Holdings Announces the Appointment of Eric R. Hohl as its New Chief Financial Officer

Wednesday May 7, 7:00 am ET

COMMERCE, Calif.--(BUSINESS WIRE)--Blue Holdings, Inc. (NASDAQ:BLUE - News), a designer, manufacturer and distributor of high-end fashion jeans, today announced the appointment of industry veteran, Eric R. Hohl as its new Chief Financial Officer, effective May 5, 2008. Mr. Hohl succeeds Larry Jacobs, who resigned from his position to pursue other opportunities. In this role, Mr. Hohl will be a key member of Blue Holdings, Inc.’s executive management team with responsibility for all finance functions. He will report directly to Glenn Palmer, Blue Holdings, Inc.’s President and Chief Executive Officer.

Mr. Hohl has more than 16 years of financial and senior level management experience as both chief financial officer and chief operating officer of start-ups to $100 million retail, apparel and technology companies. Prior to joining Blue Holdings Mr. Hohl served as Executive Vice President and Chief Financial Officer of Ashworth Inc. (Nasdaq: ASHW - News), where he was responsible for all accounting and finance functions, including SEC reporting and SOX compliance. Previously, Mr. Hohl was Chief Financial Officer at ISE Corporation, where he helped develop and implement short- and long-range corporate strategies for growth, profitability and control. Mr. Hohl also served as chief financial officer for Ritz Interactive, Inc. where during his tenure revenue grew from $19 million to $70 million. Mr. Hohl was a member of the initial management team of Billabong USA, a surf apparel company, where he was responsible for many facets of the start up of the company. Earlier in his career, Mr. Hohl spent six years as one of the initial members of the senior management team of Mossimo, Inc., guiding the company through a rapid stage of development. Mr. Hohl, 46, holds an M.B.A. from the University of Southern California and a B.A. from University of California, Davis.

“I am very pleased to have Eric join our team,” stated Glenn Palmer, President and Chief Executive Officer. “With his extensive financial experience and apparel industry expertise, Eric will be instrumental in ensuring we focus our efforts on the areas that will result in meaningful progress on our strategic plan and benefit both the Company and our shareholders, specifically, implementing new accounting systems and inventory controls.”

About Blue Holdings, Inc.

Blue Holdings, Inc., directly and through its wholly owned subsidiaries, Antik Denim, LLC and Taverniti So Jeans, LLC, designs, develops, manufactures, markets, distributes and sells high-end fashion jeans, apparel, and accessories under the “Antik Denim,” “Yanuk,” “Taverniti So Jeans,” and “Faith Connexion” brands both in the United States and internationally. Blue Holdings currently sells men’s, women’s and children’s styles. Antik Denim, Yanuk, Taverniti So and Faith Connexion jeans and apparel are made from high-quality fabrics milled in the United States, Japan, Italy and Spain, and are processed with cutting-edge treatments and finishes. Blue Holdings’ concepts, designs, embellishments, patent-pending pockets and great attention to detail and quality give it a competitive advantage in the high-end fashion jeans market.

Forward-Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. Examples of forward-looking statements included in this release include statements regarding progress on our strategic plan and benefits to our company and shareholders. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Blue Holdings’ products, the introduction of new products, Blue Holdings’ ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Blue Holdings’ liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Blue Holdings’ filings with the United States Securities and Exchange Commission. For a more detailed description of the risk factors and uncertainties affecting Blue Holdings, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. Blue Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Integrated Corporate Relations
310-954-1100
Andrew Greenebaum, agreenebaum@icrinc.com
Patricia Dolmatsky, pdolmatsky@icrinc.com